  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1998
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            PSS WORLD MEDICAL , INC.
             (Exact name of registrant as specified in its charter)

                               -----------------

              Florida                                         59-3500595
        (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                     Identification No.)

     4345 SOUTHPOINT BOULEVARD, JACKSONVILLE, FLORIDA  32216 (904) 332-3000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                GULF SOUTH MEDICAL SUPPLY, INC. 1997 STOCK PLAN

                GULF SOUTH MEDICAL SUPPLY, INC. 1992 STOCK PLAN
                           (Full title of the plans)

                               -----------------

                                                                                  COPIES TO:
                           PATRICK C. KELLY                                J. VAUGHAN CURTIS, ESQ.
          CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER                KIMBERLY A. KNIGHT, ESQ.
                       PSS WORLD MEDICAL, INC.                                ALSTON & BIRD LLP
                      4345 SOUTHPOINT BOULEVARD                              ONE ATLANTIC CENTER
                     JACKSONVILLE, FLORIDA  32216                         1201 WEST PEACHTREE STREET
                           (904) 332-3000                                    ATLANTA, GEORGIA 30309
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING             (404) 881-7000
                   AREA CODE, OF AGENT FOR SERVICE)

                        CALCULATION OF REGISTRATION FEE

                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM
           TITLE OF SECURITIES         AMOUNT TO BE    OFFERING PRICE PER     AGGREGATE OFFERING         AMOUNT OF
            TO BE REGISTERED          REGISTERED (1)        SHARE (2)             PRICE (2)           REGISTRATION FEE (2)


Common Stock, $.01 Par Value           1,205,554             $16.625              $20,042,335             $5,912.49
===================================================================================================================================

(1) The amount registered represents 1,058,400 authorized and unissued shares reserved for issuance under the 1997 Stock Plan and 147,154 shares under the 1992 Plan. The 1997 Plan and 1992 Plan were assumed by the registrant in connection with a business combination transaction with Gulf South Medical Supply, Inc.

(2) In accordance with Rule 457 (c) and Rule 457(h) promulgated under the Securities Act of 1933, these calculations are based upon a price of $16.625 per share, which represents the average of the high and low prices of the Registrant's Common Stock on September 17, 1998, as reported on the Nasdaq National Market System.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       There are hereby incorporated by reference in this Registration Statement, and specifically made a part hereof, the following documents heretofore filed by PSS World Medical, Inc., formerly Physician Sales & Service, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended April 3, 1998;

       (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

       (c) Description of the Company's Common Stock set forth in the Company's registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

       All other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

       Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The legality of the Common Stock registered hereby has been passed upon by Fred Elefant, P.A., Jacksonville, Florida. Mr. Elefant, Secretary of the Registrant, provides legal services as counsel to the Company.

Item 6.  Indemnification of Directors and Officers.

       The Amended and Restated Articles of Incorporation, as amended, and the Amended and Restated Bylaws of the Registrant set forth the extent to which the Registrant's directors and officers may be indemnified against liabilities they may incur while serving in such capacities. Such indemnification will be provided to the fullest extent allowed by the Florida Business Corporation Act, as amended from time to time, and judicial or administrative decisions. Under these indemnification provisions, the Registrant is required to indemnify any of its directors and officers against any reasonable expenses (including attorneys' fees) incurred by him in the defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he was made a party, or in defense of any claim, issue or matter therein,, by reason of the fact that he is or was a director or officer of the Registrant or who, while a director or officer of the Registrant, is or was serving at the Registrant's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the extent that such director or officer has been successful, on the merits or otherwise, in such defense. The Registrant also may indemnify any of its directors or officers against any liability incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant, in which event, additional determinations must be made before indemnification is provided) by reason of the fact that he is or was a director or officer of the Registrant who, while a director or officer of the Registrant, is or was serving at the Registrant's request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director or officer acted in good faith and in a manner he believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable case to believe his conduct was unlawful. The Registrant may also provide advancement of reasonable cause to believe his conduct was unlawful. The Registrant may also provide advancement of expenses incurred by a director or officer in defending any such action, suit or proceeding upon receipt of a written affirmation of such officer or director that he has met certain standards of conduct an understanding by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Registrant. Notwithstanding the foregoing, the Amended and Restated Bylaws of the Registrant provide that the Registrant shall not be required to indemnify any of its directors or officers in connection with a proceeding initiated by such person unless such authorization for such proceeding was not denied by the Board of Directors of the Registrant prior to sixty (60) days after receipt of notice thereof from such person stating his or her intent to initiate such proceeding and only upon such terms and conditions as the Board of Directors may deem appropriate.

       The Florida Business Corporation Act contains a provision which limits the personal liability for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless the director breached or failed to perform his duties as a director and such breach constitutes (i) a violation of criminal law, unless the director has reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit; (iii) an unlawful distribution under Florida law, (iv) in a proceeding by or in the right of a corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (v) in a proceeding by or in the right of someone other that the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton or willful disregard of human rights, safety or property. The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

       The exhibits included as part of this Registration Statement are as follows:

Exhibit No.                              Exhibit
-----------                              -------

 4.1            Amended and Restated Articles of Incorporation, as amended, of the
                Registrant (incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Commission on April 8, 1998).

 4.2            Amended and Restated Bylaws of the Registrant (incorporated by reference from Registrant's Registration Statement on Form S-1, Registration No.
                33-76580).

 4.3            Form of Specimen Certificate of PSS World Medical, Inc. Common Stock
                (incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Commission on April 8, 1998).

5               Opinion of Counsel.

23.1            Consent of Counsel (included in Exhibit 5).

23.2            Consent of Arthur Andersen LLP.

23.3            Consent of Ernst & Young LLP.

24              Power of attorney (see signature page).

ITEM 9.  UNDERTAKINGS.

       (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's articles of incorporation, bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 18th day of September, 1998.


                              PSS WORLD MEDICAL, INC.


                              By:/s/ Patrick C. Kelly
                                 --------------------
                                 Patrick C. Kelly
                                 Chairman of the Board and
                                 Chief Executive Officer

       KNOW BY ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Patrick C. Kelly and David A. Smith, and either of them, as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                 Title                         Date
------------------------------------------  ---------------------------------  ----------------------

/s/ Patrick C. Kelly                         Chairman of the Board and           September 18, 1998
------------------------------------------       Chief Executive Officer
Patrick C. Kelly                             (principal executive officer)



/s/ David A. Smith                              Executive Vice President,
------------------------------------------     Chief Financial Officer and       September 18, 1998
David A. Smith                                Director (principal financial
                                                and accounting officer)



                                                       Director                  September __, 1998
------------------------------------------
Thomas G. Hixon

                                                       Director                  September __, 1998
------------------------------------------
Hugh M. Brown

/s/ T. O'Neal Douglas                                  Director                  September 18, 1998
------------------------------------------
T. O'Neal Douglas

/s/ Melvin L. Hecktman                                 Director                  September 18, 1998
------------------------------------------
Melvin L. Hecktman


------------------------------------------             Director                  September __, 1998
Delores Kesler


                                                       Director                 September __, 1998
------------------------------------------
             Charles R. Scott

/s/ James L.L. Tullis                                  Director                 September 18, 1998
------------------------------------------
            James L.L. Tullis

/s/ Donna C. E. Williamson                             Director                 September 18, 1998
------------------------------------------
          Donna C. E. Williamson

                                 EXHIBIT INDEX


Exhibit No.         Exhibit
-----------         -------

 4.1 Amended and Restated Articles of Incorporation, as amended, of the Registrant (incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Commission on April 8, 1998).

 4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference from Registrant's Registration Statement on Form S-1, Registration No. 33-76580).

 4.3                Form of Specimen Certificate of PSS World Medical, Inc.
                    Common Stock (incorporated by reference from the Registrant's Current Report on Form 8-K filed with the Commission on April 8, 1998).

5                   Opinion of Counsel

23.1                Consent of Counsel (included in Exhibit 5).

23.2                Consent of Arthur Andersen LLP.

23.3                Consent of Ernst & Young LLP.

24                  Power of attorney (see signature page).